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                                                                    Exhibit 99.4

[GLOBAL SECURITIZATION SERVICES, LLC LETTERHEAD]


                                        July 26, 1999


BEC Funding LLC
800 Boylston Street
Boston, MA 02199-8003

Dear Sirs and Madams:

We hereby consent to the references made to us in the section titled "The Note Issuer" in each of (i) Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission by BEC Funding LLC on May 27, 1999 (Registration No. 333-74671), (ii) Pre-Effective Amendment No. 2 to such registration statement filed on July 14, 1999, (iii) Pre-Effective Amendment No. 3 to such registration statement filed on July 21, 1999 and (iv) Post-Effective Amendment No. 1 to such registration statement filed on the date hereof.


                                        Sincerely,

                                        /s/ Andrew L. Stidd
                                        Andrew L. Stidd
                                        President



                                        /s/ Kevin P. Burns
                                        Kevin P. Burns
                                        Vice President